UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2004 (March 25, 2004)


                                   GenTek Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Delaware                           001-14789                 02-0505547
---------------                 ------------------------    -------------------
(State or other                 (Commission File Number)       (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


           Liberty Lane, Hampton, New Hampshire                      03842
         ----------------------------------------                 ----------
         (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code   (603) 929-2606


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.  REGULATION FD DISCLOSURE

         On March 25, 2004, GenTek announced that it has signed a definitive agreement to sell its KRONE communications business to ADC Telecommunications, Inc. Under the terms of the agreement, GenTek will receive total consideration of approximately $350 million, consisting of $291 million in cash and the assumption by ADC of approximately $59 million of pension- and employee-related liabilities. The transaction is expected to close within 90 days and is subject to customary conditions including regulatory and other approvals. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         A copy of the press release is furnished herewith as Exhibit 99.1.

             99.1           Press release, dated March 25, 2004,
                            announcing that the Company has signed a definitive agreement to sell its KRONE communications business to ADC
                            Telecommunications, Inc.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENTEK INC.
                                        --------------------------
                                        (Registrant)


Date: March 26, 2004               By:  /s/ Matthew R. Friel
                                        --------------------------
                                        Name:  Matthew R. Friel
                                        Title: Vice President and
                                               Chief Financial Officer

                                 Exhibit Index

Number            Title
------            -----

99.1 Press release, dated March 25, 2004, announcing that the Company has signed a definitive agreement to sell its KRONE communications business to ADC Telecommunications, Inc.